Exhibit 10.12

SUBREGISTRANT
LICENSING AND HOLD HARMLESS AGREEMENT (“Agreement”)
BETWEEN STEPAN COMPANY AND RED REEF LABORATORIES INTERNATIONAL

STEPAN COMPANY (”Stepan”) hereby grants a non-exclusive license to RED REEF LABORATORIES INTERNATIONAL (“Licensee”) to distribute and sell the products set forth in Attachment A, which is attached hereto and made a part hereof (the “Product(s)”), such license is conditioned upon;

1.)           Licensee’s receipt of a valid Company Number from the United States Environmental Protection Agency (the “EPA”), and

2.)           Licensee’s receipt of a supplemental registration for the Product(s) from Stepan, and further subject to the following terms and conditions:

Licensee certifies that it understands and will comply with all present and future FIFRA regulations as they apply to the quality control, record keeping, labeling, distribution, and sale of each product.  Licensee aggress to submit to Stepan a four (4) ounce sample of each of Licensee’s first three (3) production batches to assure compliance with percent quaternary actives determination.

All initial Product labels must be approved by Stepan prior to their use by their Licensee (trademark selection is the sole responsibility of Licensee).  Licensee shall not re-package, dilute, or otherwise after the Product(s).  In addition, Licensee agrees that it will not change the label without prior written consent of Stepan.  In the event of any label violation, Licensee may be requested to perform any one or all of the following actions: to cease and desist from the advertising, marketing or sale of any products with such label, stop further shipments of product with such label, and to take steps to identify and recall products with such label in the marketplace.

Licensee agrees to indemnify and hold Stepan harmless from any and all loss, liability, damage, cost, and expense and civil or administrative penalty, including reasonable attorney’s fees, arising as a result of any claim involving the Product(s) sold or distributed by the Licensee.  The foregoing indemnity obligation shall include, but not be limited to, Licensee’s failure to comply with the terms of this Agreement, claims made against Stepan arising from Licensee’s alleged or actual non-compliance with FIFRA or any other government regulations, except to the extent that such non-compliance occurred due to action or inaction be Stepan. Stepan shall also be entitled to recover its costs and reasonable attorney’s fees in the event that it is necessary to enforce the terms of this license against Licensee.

The provisions of this Agreement shall be governed by Illinois law, without regard to any conflict of law provisions.  This Agreement may only be modified by a written document signed by both of the parties.  In the event any court of competent jurisdiction determines that any provision of this agreement is void or unenforceable, such finding shall not affect the applicability or enforceability of the remaining provisions.

Cancellation:                                This written agreement may be cancelled by either party with ninety (90) days prior written notice, or immediately with written notice if the Licensee is in violation of any applicable governmental regulations.

If during the term of this agreement Licensee obtains any information that any of the Product(s) has an unreasonable adverse health effect on human health, domestic animals or the environment, it shall notify Stepan immediately, Attention: Product, Safety, and Compliance Department.

STEPAN COMPANY:

By: /s/ Bruce L. Greene
       Bruce L. Greene

Date:  September 12, 2005

LICENSEE:

By:  /s/ Peter F. Versace
        Peter F. Versace

Date:  July 18, 2005

SUB-REGISTRANT’S ATTACHMENT A

Product Name
Red Reef Laboratories International – BioClear 2000 Advanced Detergent/Disinfectant

EPA No.
1839-81

Formulator
Long’s Preferred Products, Inc.

Product Name
Red Reef Laboratories International – BioClear 2000 Advanced Detergent/Disinfectant

EPA No.
1839-81

Formulator
Hadco Denver Chemical Company

Dated – September 12, 2005
Replacing – N/A

By: /s/ Bruce L. Greene
       Bruce L. Greene

SUB-REGISTRANT’S ATTACHMENT A
UPDATED

Product Name
Red Reef Laboratories International – BioClear 2000 Advanced Detergent/Disinfectant

EPA No.                                                                Formulator
1839-81                                                                        GLH

Product Name
Red Reef Laboratories International – BioClear Ff Poultry and Swine Premise Disinfectant Cleaner

EPA No.                                                                Formulator
1839-185                                                                     GLH

Product Name
Red Reef Laboratories International – BioClear Md Hospital Disinfectant/Cleaner

EPA No.                                                                Formulator
1839-83                                                                       GLH

Product Name
Red Reef Laboratories International – BioClear Rd Hotel and Restaurant Disinfectant/Cleaner

EPA No.                                                                Formulator
1839-83                                                                       GLH

Dated – February 15, 2007
Replacing – January 19, 2007

By: /s/ Bruce L. Greene
       Bruce L. Greene